Exhibit 10.14

INVESTOR’S RIGHTS AGREEMENT

THIS INVESTOR’S RIGHTS AGREEMENT (this “Agreement”), is made as of July 25, 2019, by and among Vallon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Salmon Pharma GmbH, which is referred to in this Agreement as the “Investor”.

RECITALS

WHEREAS, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor under certain circumstances to cause the Company to register shares of Common Stock held by the Investor, to receive certain information from the Company, to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.            Definitions. For purposes of this Agreement:

1.1            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2            “Board of Directors” means the board of directors of the Company.

1.3            “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.4            “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

1.5            “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the development, research, manufacture, commercialization, marketing or other similar activities relating to abuse-deterrent pharmaceutical products, in the United States, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor.

1.6            “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7            “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9            “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10            “Exempted Securities” means (i) shares of Common Stock or Derivative Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (ii) shares of Common Stock or Derivative Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors; (iii) shares of Common Stock or Derivative Securities actually issued upon the exercise, conversion or exchange of Derivative Securities already outstanding or otherwise covered in clauses (i) or (ii); above, in each case provided such issuance is pursuant to the terms of such Derivative Security, or (iv) any shares of Common Stock issued in connection with any anti-dilution rights held by existing stockholders of the Company, substantially similar to the rights given to the Investor under Section 6 hereunder.

1.11            “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.12            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.13            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.14            “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.15            “Holder” means the Investor, as a holder of Registrable Securities and who is a party to this Agreement.

1.16            “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.17            “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.18            “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.19            “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized (including, without limitation, any preferred stock), as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.20            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21            “Registrable Securities” means (i) any Common Stock held by the Investor on the date hereof, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 7.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.11 of this Agreement.

1.22            “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.23            “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.10(b) hereof.

1.24            “SEC” means the U.S. Securities and Exchange Commission.

1.25            “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.26            “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.27            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.28            “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.5.

2.            Registration Rights. The Company covenants and agrees as follows:

2.1            Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holder) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, give the Holder notice of such registration. Upon the request of the Holder given within twenty calendar (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.2, cause to be registered all of the Registrable Securities that the Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.1 before the effective date of such registration, whether or not the Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.5.

2.2            Underwriting Requirements.

(a)            In connection with any offering involving an underwriting of shares of the Company’s Common Stock pursuant to Subsection 2.1, the Company shall not be required to include any of the Holder’s Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.

2.3            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holder, keep such registration statement effective for a period of up to one hundred twenty (120) calendar days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) calendar day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(d)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(e)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange, trading system or Over-the-Counter quotation system;

(f)            engage a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)            make available for inspection by the selling Holder, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holder, all material financial and other records, material corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all customary information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(h)            notify each selling Holder of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(i)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.4            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that it shall furnish to the Company such written information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Holder’s Registrable Securities.

2.5            Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable and documented fees and disbursements of one counsel for the selling Holder (“Selling Holder Counsel”), shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holder.

2.6            Delay of Registration. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.7            Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless the Holder, and its partners, members, officers, and directors; and each Person, if any, who controls the Holder, against any Damages, and the Company will pay to each the Holder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with information furnished by or on behalf of the Holder, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)            To the extent permitted by law, the selling Holder will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, any other selling security holder named in such registration statement, and any controlling Person of the holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Holder by way of indemnity or contribution under Subsections 2.7(b) and 2.7(d) exceed the proceeds from the offering received by the Holder (net of any Selling Expenses paid by the Holder), except in the case of fraud or willful misconduct by the Holder.

(c)            Promptly after receipt by an indemnified party under this Subsection 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable and documented fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.7, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.7.

(d)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) the Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Holder’s liability pursuant to this Subsection 2.7(d), when combined with the amounts paid or payable by the Holder pursuant to Subsection 2.7(b), exceed the proceeds from the offering received by the Holder (net of any Selling Expenses paid by the Holder), except in the case of willful misconduct or fraud by the Holder.

2.8            Reports Under Exchange Act. With a view to making available to the Holder the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall use its commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for an IPO and to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements).

2.9            “Market Stand-off” Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) calendar days in the case of an IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.9 or that are necessary to give further effect thereto.

2.10            Restrictions on Transfer.

(a)            The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)            Each certificate, instrument, or book entry representing the Registrable Securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.11(c)) be notated with a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS JURISDICTIONS WHERE THEY ARE BEING SOLD.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holder consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.10.

(c)            The Holder agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder shall give notice to the Company of its intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at the Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company and its Board of Directors, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.11(b).

2.11            Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 shall terminate upon the earlier to occur of: (i) such time after consummation of an IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the Holder’s shares without limitation during a three-month period without registration; or (ii) the third (3rd) anniversary of an IPO.

3.            Information Rights.

3.1            Delivery of Financial Statements. The Company shall deliver to the Investor; provided that the Board of Directors has not reasonably determined that the Investor is a Competitor of the Company:

(a)            as soon as practicable, but in any event within one hundred twenty (120) calendar days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all prepared in accordance with GAAP;

(b)            as soon as practicable, but in any event within forty-five (45) calendar days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements (i) may be subject to normal year-end audit adjustments; and (ii) shall not be required to contain all notes thereto that may be required in accordance with GAAP);

(c)            as soon as practicable, but in any event thirty (30) calendar days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a quarterly basis, any other budgets or revised budgets prepared by the Company;

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date ninety (90) calendar days before the Company’s good-faith estimate of the date of filing of a registration statement.

3.2            Termination of Information. The covenants set forth in Subsection 3.1 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

3.3            Confidentiality. The Investor agrees that the Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) all information, whether oral or written, disclosed by the Company or its affiliates, employees, consultants, officers, directors, partners, ageents, attorneys, consultants, or advisors (including notice of the Company’s intention to file a registration statement), unless such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.3 by the Investor), (b) is or has been independently developed or conceived by the Investor without use of or reference to the Company’s confidential information, or (c) is or has been lawfully received by the Investor on a non-confidential basis from a third party that has the legal right to disclose such information; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of the Investor in the ordinary course of business, provided that the Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.            Rights to Future Stock Issuances.

4.1            Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer the Investor’s pro rata portion (as determined in accordance with Subsection 4.1(b)) of such New Securities to the Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of the Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Voting Agreement, dated as of June 22, 2018, among the Company, the Investor and the other parties named therein (provided that any Competitor or FOIA Party shall not be entitled to any rights as an Investor under Subsections 3.1 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Investor holding the fewest number of Common Stock and any other Derivative Securities.

(a)            The Company shall give notice (the “Offer Notice”) to the Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities expected to be offered, and (iii) the anticipated price and material terms, if any, upon which it proposes to offer such New Securities.

(b)            By notification to the Company within twenty (20) calendar days after the Offer Notice is given, the Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the Common Stock then held by the Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by the Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities then outstanding).

(c)            If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the six (6) month period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not sell the New Securities within such period, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance with this Subsection 4.1.

(d)            The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities and (ii) shares of Common Stock issued in an IPO.

(e)            Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give notice to the Investor within thirty (30) calendar days after the issuance of New Securities. Such notice shall describe the type, price, and material terms of the New Securities. The Investor shall have twenty (20) calendar days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by the Investor, maintain its percentage-ownership position, calculated as set forth in Subsection 4.1(b) before giving effect to the issuance of such New Securities.

(f)            For avoidance of doubt, the Company may offer similar rights of first offer to its existing stockholders; provided that such rights of first offer do not adversely affect the rights of the Investor in this Subsection 4.1.

4.2            Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

5.            Restrictive Covenants.

5.1            Restrictive Covenant. The Company shall not, without the prior written consent or affirmative vote of the Investor, given in writing or by vote at a meeting, amend, alter or modify the Certificate of Incorporation to authorize any preferred stock of the Company.

5.2            Equity Incentive Plan. The Company may not grant equity incentive awards that exceed in the aggregate ten percent (10%) of the aggregate number of issued and outstanding shares of Common Stock, calculated on a fully-diluted basis.

5.3            Termination. The covenants set forth in this Section 5 shall terminate and be of no further force or effect upon the earliest to occur of: (i) immediately before the consummation of an IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act;.

6.            Anti-Dilution Rights.

6.1            Anti-Dilution Rights. Subject to Subection 6.3 below, in the event the Company shall at any time after the date hereof issue additional shares of Common Stock to any party other than the Investor, without consideration or for a consideration per share less than the Issuance Price (as defined below) in effect immediately prior to such issuance (a “Dilutive Issuance”), then the Company shall issue to the Investor such number of additional shares of Common Stock determined in accordance with the following formula:

AS = (IP1/IP2 * SH) – SH

IP2 = IP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“AS” shall mean the number of additional shares of Common Stock issuable to the Investor pursuant to this Subsection 6.1;

“SH” shall mean the total number of shares of Common Stock held by the Investor immediately prior to such Dilutive Issuance.

“IP1” shall mean the Issuance Price in effect immediately prior to such Dilutive Issuance;

“IP2” shall mean the Issuance Price in effect immediately after such Dilutive Issuance;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of convertible securities outstanding immediately prior to such Dilutive Issuance);

“B” shall mean the number of shares of Common Stock that would have been issued if the shares of Common Stock issued at the Dilutive Issuance had been issued or deemed issued at a price per share equal to IP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by IP1); and

“C” shall mean the number of such additional shares of Common Stock issued in such Dilutive Issuance.

6.2            Issuance Price. The “Issuance Price” of the shares of Common Stock held by the Investor shall initially be equal to $0.095430. Such initial Issuance Price shall be subject to adjustment as provided above in Subsection 6.1.

6.3            Exempted Securities. Notwithstanding anything to the contrary herein, the provisions of Subsection 6.1 shall not apply to any issuance or grant of Exempted Securities.

6.4            Termination. The covenants set forth in Section 6 shall terminate and be of no further force or effect upon the earliest to occur of: (i) immediately before the consummation of an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act; or (iii) the closing of the next equity financing in which the Company raises at least an aggregate amount of $5,000,000 through the issuance of its Common Stock.

7.            Miscellaneous.

7.1            Successors and Assigns

. The rights under this Agreement may not be transferred or assigned by the Holder without the prior written consent of the Company. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

7.2            Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

7.3            Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5            Notices.

(a)            All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Investor at its address as set forth on the signature page hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address or address as subsequently modified by written notice given in accordance with this Subsection 7.5. If notice is given to the Company, a copy shall also be sent to Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017-4611, Attention: Faith L. Charles.

(b)            Consent to Electronic Notice. The Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number as on the books of the Company. The Investor agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

7.6            Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holder; provided that the Company may in its sole discretion waive compliance with Subsection 2.10(c) (and the Company’s failure to timely object in writing after notification of a proposed assignment allegedly in violation of Subsection 2.10(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 7.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

7.7            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

7.8            Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

7.9            Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.10            Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state or federal courts in Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.11            Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

VALLON PHARMACEUTICALS, INC.

By:	/s/ David Baker
Name: David Baker
Title: President & CEO

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

SALMON PHARMA GMBH

By:	/s/ Richard Ammer
Name: Richard Ammer, MD, PhD
Title: General Manager

Address: